UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 29, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Image Entertainment, Inc. (the “Company”) and the full Board approved the acceleration of vesting for all unvested stock options granted under the Company’s equity compensation plans.  Based on $3.73, the closing sale price of the Company’s common stock on The Nasdaq National Market on March 29, 2006, the accelerated options comprised approximately 402,500 unvested stock options with an exercise price below the closing price and approximately 724,830 unvested stock options with an exercise price above the closing price.

In connection with the vesting acceleration, the Compensation Committee and Board also imposed a holding period on the shares underlying the accelerated options, which would prevent the sale or other transfer of such shares until the date the shares would have vested under the original vesting schedule of the respective option; except that the holding period will end upon the close of a change in control transaction.

The form of the option agreement amendment is attached hereto as Exhibit 10.1 and incorporated by reference.

The accelerated vesting will enable the Company to minimize recognizing future compensation expense associated with its outstanding options upon adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”).  SFAS 123R will require that compensation expense associated with stock options be recognized in the statement of operations, rather that as a footnote disclosure in the Company’s consolidated statements, beginning in its first fiscal quarter ending June 30, 2006.  Assuming no material change in the Company’s current stock price, the Company estimates that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $650,445, for its 2007 fiscal year, beginning April 1, 2006, and approximately $1,232,928 over the remaining vesting period of the options.

Item 7.01  Regulation FD Disclosure

The Company’s next annual meeting of stockholders will be held on October 10, 2006.  The Company’s definitive proxy materials will be mailed to stockholders on September 4, 2006.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01.  Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of Option Agreement Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	March 31, 2006	By:	/s/ JEFF M. FRAMER
			Name	Jeff M. Framer
			Title:	Chief Financial Officer